Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Li Auto Ltd. of our report dated March 13, 2020 relating to the financial statements, which appears in Li Auto Ltd.’s Registration Statement on Form F-1 (File No. 333-251066).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China

December 18, 2020